UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

Grapefruit USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number),	Identification No.)

10866 Wilshire Blvd., Suite 225 Los Angeles, CA 90024

(Address of Principal Executive Offices) (Zip Code)

(310) 205-1382

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
No par value common stock	GPFT	OTCQB

Item 1.01 Entry into Material Definitive Agreements

On December 2, 2020 the Company executed a new License Agreement and an Exclusive Supply Agreement (collectively “Agreements”) with Zylo Therapeutics, Inc. (“ZTI”) of Greenville, S.C. which amended and replaced the July 27, 2020 Exclusive License and Supply Agreement between ZTI and the Company. The new Agreements grant the Company an exclusive license to use ZTI’s patented Xerogel silica delivery system (“Z-Pods”) to power the Company’s disruptive “Hourglass by Grapefruit™” THC+Cannabinoid full spectrum time-release topical delivery cream and a non-exclusive license to use the Z-Pod delivery system in a hemp-derived time-released cannabinoid topical delivery cream manufactured in compliance with the provisions of the Federal Farm Bill of 2018 to power a Hemp-derived version of “Hourglass by Grapefruit™”. The exclusive THC license covers initially California and Illinois and provides a mechanism to add additional states as THC becomes legal in such states. That license also covers the countries of Canada and Mexico. With respect to the non-exclusive license to use the Z-Pod delivery system in a Hemp-derived Farm Bill compliant version of “Hourglass by Grapefruit™”, the license initially covers sales through retail stores located in California and e-commerce sales directly throughout North America—excluding Canada. Terms of Compensation to ZTI in the form of GPFT common stock grants, cash payments and royalties mirror those disclosed with respect to the July 27, 2020 Agreement.

Item 9.01 Exhibits

Exhibit 1.01	Exclusive License and Supply Agreement

Exhibit 2.01	Exclusive Supply Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Grapefruit USA, Inc.

	By	/s/ Bradley J. Yourist
	Name:	Bradley J. Yourist
	Title:	CEO and Director

Date: December 8, 2020

3